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Singer, Lewak, Greenbaum & Goldstein LLP
Certified Public Accountants & Management Consultants


March 19, 1998

Securities and Exchange Commission
Washington, D.C. 20549

RE:  International Meta Systems, Inc.
     000-17945

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of International Meta Systems, Inc., dated March 13, 1998, and agree with the statements contained therein.

                         Very truly yours,

                         /s/ Singer Lewak Greenbaum & Goldstein LLP
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                         SINGER LEWAK GREENBAUM & GOLDSTEIN LLP